Exhibit 99.1

STERLING
Financial Corporation
111 North Wall Street
Spokane, WA 99201-0696
Sterling Financial Corporation of Spokane, Wash., Announces
Second-Quarter 2010 Operating Results
Reports Reductions in Construction Loans and in Non-Performing Loans,
Increases in Retail Deposits from Previous Quarter
SPOKANE, Wash. — July 27, 2010 — Sterling Financial Corporation (NASDAQ: STSA), (“Sterling”), the bank holding company of Sterling Savings Bank and Golf Savings Bank, today announced its operating results for the quarter ended June 30, 2010.
Second-Quarter Operating Results
Sterling reported a second quarter 2010 net loss attributable to common shareholders of $58.2 million, a $30.5 million reduction in losses over the first quarter of 2010. The net loss of $1.12 per common share included a provision for credit losses of $70.8 million, which reflects a $17.8 million reduction from the first quarter provision. For the quarter ended June 30, 2009, Sterling reported a net loss attributable to common shareholders of $33.9 million, or $0.65 per common share, which included a provision for credit losses of $79.7 million.

“Sterling reported a narrower net loss for the second quarter compared to the first quarter, with a smaller provision for credit losses,” said Greg Seibly, Sterling president and chief executive officer. “We sold off a significant number of non-performing loans as we worked to rebuild and strengthen our balance sheet. At the same time, our core banking business continued to improve as Sterling expanded its retail customer base and increased loan originations compared to the first quarter of 2010.”

Key Financial Measures
• Classified assets decreased during the second quarter of 2010 by $227.6 million, or 14 percent.
• Non-performing loans declined 8 percent to $884.1 million at June 30, 2010, compared to $958.8 million in the prior quarter.
• Retail time deposits increased 2 percent during the quarter and 7 percent over the second quarter of last year.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

•	The number of total transaction accounts increased 4 percent over last year’s second quarter.

•	Deposit funding costs were 136 basis points during the second quarter of 2010, 72 basis points below the same period in 2009.

•	Allowance for credit losses to total loans at June 30, 2010 was 4.31 percent, compared with 4.36 percent at March 31, 2010, and 2.71 percent at June 30, 2009.

•	Liquidity, as measured by the 85 percent net loans-to-deposits ratio at the end of the second quarter, improved by 17 percentage points year over year.

Deposits and Liquidity

“We continued to build strong relationships this quarter with the customers and the communities we serve across the Pacific Northwest,” said Seibly. “This allowed us to significantly improve our deposit mix by simultaneously growing retail deposits while reducing our reliance on brokered deposits.”

Sterling’s retail deposits rose during the second quarter 2010 and over the same quarter last year, helping replace brokered deposits, which declined by 70 percent over the second quarter of 2009 and by 36 percent from the first quarter of 2010. Sterling reduced average deposit funding costs by 9 basis points from the first quarter of 2010 and by 72 basis points from the second quarter of 2009.

	June 30, 2010	March 31, 2010	June 30, 2009	Annual % Change
	(Dollars in thousands)
Deposits:
Retail	$6,096,510	$6,037,527	$6,062,951	1%
Brokered	460,731	722,957	1,522,105	-70%
Public	683,528	864,655	718,685	-5%

Total deposits	$7,240,769	$7,625,139	$8,303,741	-13%

				Basis Point Change
Deposit funding costs	1.36%	1.45%	2.08%	-0.72%
Net loans to deposits	85%	88%	102%

The total value of Sterling’s cash and cash equivalents and securities was $2.78 billion at June 30, 2010, compared with $2.84 billion at June 30, 2009. Sterling’s cash and cash equivalents totaled $823.3 million at June 30, 2010. Sterling’s investment portfolio of $1.96 billion at quarter end is comprised mostly of government-backed securities. The investment portfolio also included $66.8 million of private label collateralized mortgage obligations as of June 30, 2010, which had an unrealized gain of $416,000.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Unpledged portions of Sterling’s cash and cash equivalents and securities, available borrowing capacity from the FHLB and the Federal Reserve, as well as loans held for sale, totaled $2.04 billion of available liquidity as of June 30, 2010, comprised of $1.23 billion of on-balance sheet liquidity, and $802 million of off-balance sheet liquidity.

Balance Sheet Management

Sterling continued deleveraging its balance sheet, primarily by reducing its non-performing and low-yielding loan portfolio and its higher-cost, brokered deposits and wholesale funding. Integral to this strategy, Sterling has been managing its investment portfolio for liquidity and earnings, and lowering its risk of future loan losses by reducing concentrations of construction and commercial real estate loans.

During the quarter, Sterling reduced its net loans receivable by $604.5 million. “Over the last year, through our highly focused asset resolution initiatives, we have reduced construction loan balances by 56 percent,” said Seibly. “While construction loans comprised only 15 percent of our loan portfolio at the end of the second quarter, we are still committed to further reductions going forward.”

Sterling reduced its construction portfolio by $323.8 million, or 25 percent, during the quarter. This reduction was a result of actions that included loan sales and paydowns, which increased to approximately $141.7 million during the second quarter, compared with $68.5 million in the first quarter.

	June 30, 2010	March 31, 2010	June 30, 2009	Annual % Change
	(Dollars in thousands)
Total assets	$9,737,781	$10,554,567	$12,399,775	-21%
Gross loans receivable	6,410,530	7,046,152	8,674,405	-26%
Construction loans:
Residential	380,677	540,430	1,185,313	-68%
Percent of gross loans	6%	8%	14%
Commercial (a)	578,148	742,155	976,078	-41%
Percent of gross loans	9%	11%	11%

Total construction loans	$958,825	$1,282,585	$2,161,391	-56%

Percent of gross loans	15%	18%	25%

(a)	Includes multi-family construction.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Loan Originations

Sterling’s lending activity continued to improve despite a sluggish economic recovery, with $680.2 million in total loan originations during the second quarter of 2010, an increase of 25 percent over the linked quarter. Originations of residential real estate mortgage loans sold primarily in the secondary markets represented $622.1 million of total originations, while consumer loan originations comprised $20.8 million in the second quarter.

“Our lending initiatives continue to focus on funding affordable housing, consumer loans and small business loans,” Seibly said, “and on financing programs to support stabilization and recovery in the housing market and to support business growth.”

Recapitalization Update

Sterling reported continued efforts to raise at least $720 million of new capital. Seibly said, “The recapitalization process has been challenging and complex. Although there can be no assurance of success, we are leveraging our resources in an effort to bring the recapitalization to a successful conclusion.

Operating Results

Net Interest Income

Sterling reported net interest income of $73.1 million for the quarter ending June 30, 2010, compared to $74.9 million in the linked quarter and $87.6 million for the quarter ending June 30, 2009.

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
	(Dollars in thousands)
Net interest income	$73,095	$74,890	$87,619
Net interest margin	2.88%	2.86%	2.87%

Net interest income continues to reflect the effects of the decline in average earning assets and the reversal of interest on non-accrual loans, as well as the carrying cost on non-performing assets, including other real estate owned. Net interest margin over the comparable quarters remained relatively unchanged.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Interest reversals on non-performing loans were $20.7 million in the second quarter of 2010, compared to $23.7 million in the first quarter of 2010, and $12.6 million in the second quarter of 2009, and reduced the net interest margin by 80 basis points, 88 basis points, and 41 basis points for these respective periods.

Non-Interest Income

Non-interest income includes fee and service-charges income, mortgage banking operations, and other items such as net gains on sales of securities, bank-owned life insurance, and loan servicing fees. During the second quarter of 2010, non-interest income was $41.2 million, up from $25.3 million in the first quarter of 2010. The increase in the second quarter 2010 includes $15.3 million in net gains on sales of securities. Non-interest income was $31.7 million in the second quarter 2009.

For the quarter ended June 30, 2010, fees and service charges income contributed $14.2 million to non-interest income compared to $13.0 million in the first quarter of 2010 and $14.9 million in the second quarter 2009.

Income from mortgage banking operations during the second quarter of 2010 was $11.7 million, compared to $11.2 million for the first quarter of 2010 and $13.7 million for the second quarter of 2009. For the second quarter of 2010, total residential mortgage originations were $622.1 million, with residential loan sales of $660.3 million, compared to originations of $431.1 million and residential loan sales of $486.6 million for the first quarter of 2010 and $946.5 million of originations and residential sales of $814.2 million for the second quarter of 2009. The margin on residential loan sales was 2.22 percent for the second quarter of 2010, compared to 2.06 percent for the first quarter of 2010 and 1.40 percent for the second quarter of 2009.

Sterling invests almost exclusively in high quality agency securities, which during a time of declining interest rates have had significant unrealized gains. “In analyzing the total return on our available-for-sale securities portfolio, we decided to take advantage of current market conditions and capture some of the market gains,” Seibly said. “Not only did we realize gains, but with reinvestments in shorter term securities, we improved our interest rate risk profile.” During the second quarter, Sterling’s sales of $458.1 million of investment securities generated net gains of $15.3 million, compared with net gains of $1.9 million in the first quarter of 2010 and $1.0 million in the second quarter of 2009.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sales of non-performing loans of $76.4 million in the second quarter of 2010 resulted in a loss on sale of $1.2 million, which compares to sales of $6.6 million and a loss of $189,000 in the linked quarter, and none during the second quarter of 2009.

Non-Interest Expenses

Non-interest expenses were $97.3 million for the second quarter of 2010, compared to $96.0 million in the linked quarter and $105.1 million for the second quarter of 2009. Operating expenses were controlled despite increased credit resolution and FDIC insurance premium costs. Seibly said, “Our focus on cost containment remains a key priority even as we continue to resolve non-performing assets.”

Credit Quality

During the quarter, Sterling continued to address credit quality by identifying and charging off confirmed losses on non-performing loans, significantly reducing its concentration of construction loans and by selling non-performing assets, with an emphasis on higher levels of note sales and short sales in the quarter. Relative to the linked quarter, Sterling’s cumulative efforts to address credit quality over the last several quarters led to a lower provision for credit losses, a reduced rate of annualized net charge-offs and a reduction in the balance of total classified assets. For the second quarter of 2010, Sterling recorded a $70.8 million provision for credit losses, compared to $88.6 million for the linked quarter, and $79.7 million for the second quarter of 2009.

During the quarter, Sterling recognized net charge-offs of $101.8 million, a 25 percent decrease compared to $136.5 million in the linked quarter. Net charge-offs were $75.0 million in the second quarter of 2009. The majority of the charge-offs were related to non-performing construction loans. The allowance for credit losses at June 30, 2010 was $275.8 million, or 4.31 percent of total loans, compared to $307.1 million, or 4.36 percent of total loans, at March 31, 2010, and $235.1 million, or 2.71 percent of total loans, at June 30, 2009.

Classified assets (which include performing substandard loans, non-performing loans and other real estate owned or OREO) declined $227.6 million, or 14 percent, from the first quarter of 2010, to $1.40 billion at the end of the second quarter of 2010. At the end of the second quarter of 2009, classified assets were $1.22 billion. Residential construction, commercial construction (including multi-family), and commercial banking represent the majority of classified assets. During the quarter, the largest decreases in classified assets were in the construction portfolio and multi-family real estate.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

The following table shows an analysis of Sterling’s classified assets by loan category and geographic region as of the quarters ended June 30, 2010, March 31, 2010, and June 30, 2009.

Classified Asset Analysis

	June 30, 2010		March 31, 2010		June 30, 2009
	(Dollars in thousands)
Residential construction
Puget Sound	$124,933	10%	$164,065	11%	$159,260	14%
Portland, OR	75,788	6%	112,306	7%	148,157	13%
Bend, OR	11,061	1%	15,218	1%	29,855	3%
Northern California	23,308	2%	18,822	1%	1,646	0%
Vancouver, WA	14,521	1%	17,429	1%	24,281	2%
Boise, ID	9,804	1%	14,522	1%	26,224	2%
Southern California	6,580	1%	7,440	0%	55,846	5%
Utah	2,877	0%	4,329	0%	5,957	1%
Other	30,335	2%	53,194	4%	70,758	6%

Total residential construction	299,207	24%	407,325	26%	521,984	46%

Commercial construction
Southern California	56,396	5%	93,704	6%	12,977	1%
Puget Sound	51,989	4%	48,217	3%	32,654	3%
Northern California	30,813	2%	43,389	3%	50,379	4%
Other	100,036	8%	116,376	8%	77,598	7%

Total commercial construction	239,234	19%	301,686	20%	173,608	15%

Multi-Family construction
Puget Sound	60,680	5%	76,002	5%	34,959	3%
Portland, OR	12,544	1%	16,630	1%	9,014	1%
Other	26,406	2%	27,270	2%	38,611	3%

Total multi-family construction	99,630	8%	119,902	8%	82,584	7%

Total construction	638,071	51%	828,913	54%	778,176	68%

Commercial banking	252,719	20%	282,616	19%	192,207	17%
Commercial real estate	164,982	13%	165,240	11%	62,184	6%
Residential real estate	131,533	11%	135,327	9%	62,785	6%
Multi-family real estate	43,878	4%	81,386	5%	22,290	2%
Consumer	20,178	1%	18,737	2%	7,908	1%

Total classified loans	1,251,361	100%	1,512,219	100%	1,125,550	100%

OREO	149,302		116,011		89,721

Total classified assets (1)	$1,400,663		$1,628,230		$1,215,271

(1)	Net of cumulative confirmed losses on loans and OREO of $592.8 million for June 30, 2010, $626.3 million for March 31, 2010, and $282.1 million for June 30, 2009.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

The following table lists classified assets of Sterling’s top-30 borrowing relationships by loan type and location as of the quarter ended June 30, 2010.

Top 30 Classified Borrowing Relationships

Description	Location	June 30, 2010
(Dollars in thousands)
Commercial Construction: 3 loans	Puget Sound, WA & Other WA	$30,805
Commercial Construction & Real Estate: 5 loans	Other WA & Other OR	29,125
Commercial & Residential Construction: 2 loans	Puget Sound, WA & Other ID	21,796
Commercial Construction: 3 loans	Southern CA	21,352
Commercial Construction: 1 loan	Puget Sound, WA	17,921
Residential Construction: 10 loans	Puget Sound, WA, Portland, OR, Northern CA, UT	17,569
Commercial Construction & Commercial: 3 loans	Puget Sound, WA & Other OR	14,576
Commercial Construction & Real Estate: 4 loans	Puget Sound, WA	14,473
Multifamily: 3 loans	Puget Sound, WA	12,087
Commercial & Residential Construction: 6 loans	Other WA & Other OR	12,074
Commercial Construction: 2 loans	Other OR	11,870
Residential Construction & Commercial Real Estate: 5 loans	Portland, OR	11,784
Commercial & Residential Construction: 7 loans	Portland, OR	11,557
Multifamily: 1 loan	Portland, OR	11,497
Residential Construction: 3 loans	Puget Sound, WA	11,380
Commercial Construction: 2 loans	Arizona	11,108
Commercial Real Estate: 1 loan	Puget Sound, WA	10,255
Commercial: 1 loan	Arizona	9,791
Residential Construction: 1 loan	Puget Sound, WA	9,576
Commercial Construction: 1 loan	Northern CA	9,375
Commercial Construction: 1 loan	Southern CA	8,978
Commercial: 2 loans	Puget Sound, WA & Other WA	8,940
Residential Construction: 17 loans	Puget Sound, WA	8,638
Residential Construction: 15 loans	Puget Sound, WA	8,566
Residential Construction: 105 loans	Portland, OR	8,391
Multifamily: 2 loans	Northern CA	8,354
Residential Construction & Commercial Real Estate: 13 loans	Portland, OR, Southern CA, Other OR	8,282
Commercial Construction: 1 loan	Arizona	7,983
Residential Construction: 2 loans	Portland, OR & Other OR	7,819
Commercial Construction: 1 loan	Arizona	7,692

Total - Classified Assets of top 30 borrowing relationships		$383,614

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Non-performing assets (which include non-performing and restructured loans and OREO) were $1.03 billion at June 30, 2010, compared to $1.07 billion at March 31, 2010 and $787.5 million at June 30, 2009. Non-performing residential construction assets declined 19 percent throughout Sterling’s geographic footprint during the second quarter of 2010 and 30 percent year over year.

Seibly said, “Overall, more than 80 percent of our non-performing loans have been written down and are carried at fair value. Sterling has recognized cumulative confirmed losses on these loans of $462.9 million, and we carry them at 61 percent of original value on our balance sheet.”

The following table shows an analysis of Sterling’s non-performing assets by loan category and geographic region as of the quarters ended June 30, 2010, March 31, 2010, and June 30, 2009.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Non-performing Asset Analysis

	June 30, 2010		March 31, 2010		June 30, 2009
	Amount	% of Gross	Amount	% of Gross	Amount	% of Gross
	(Dollars in thousands)
Residential construction
Puget Sound	$130,557	13%	$150,036	14%	$129,248	16%
Portland, OR	84,222	8%	111,347	10%	121,037	15%
Bend, OR	14,058	1%	20,514	2%	29,474	4%
Northern California	22,701	2%	19,404	2%	2,644	0%
Vancouver, WA	14,995	1%	17,580	2%	20,447	3%
Boise, ID	10,746	1%	14,814	1%	27,270	4%
Southern California	6,761	1%	7,647	1%	42,960	6%
Utah	1,464	0%	2,526	0%	20,230	3%
Other	39,835	4%	55,996	5%	73,940	9%

Total residential construction	325,339	31%	399,864	37%	467,250	60%

Commercial construction
Southern California	38,094	4%	39,833	4%	20,613	3%
Puget Sound	47,682	5%	37,601	3%	25,981	3%
Northern California	30,234	3%	31,169	3%	50,379	6%
Other	101,640	10%	85,582	8%	3,374	0%

Total commercial construction	217,650	22%	194,185	18%	100,347	12%

Multi-Family construction
Puget Sound	53,748	5%	47,325	4%	2,715	0%
Portland, OR	11,497	1%	15,497	1%	0	0%
Other	32,042	3%	27,270	3%	24,658	3%

Total multi-family construction	97,287	9%	90,092	8%	27,373	3%

Total construction	640,276	62%	684,141	63%	594,970	75%

Commercial banking	150,405	15%	147,879	14%	86,117	11%
Commercial real estate	87,726	8%	94,417	9%	26,947	3%
Residential real estate	117,543	11%	84,721	8%	61,761	8%
Multi-family real estate	27,447	3%	54,767	5%	10,898	2%
Consumer	10,040	1%	8,852	1%	6,761	1%

Total non-performing assets	$1,033,437	100%	$1,074,777	100%	$787,454	100%

Specific reserve	(32,128)		(31,063)		(24,554)

Net non-performing assets (1)	$1,001,309		$1,043,714		$762,900

(1)	Net of cumulative confirmed losses on loans and OREO of $592.8 million for June 30, 2010, $626.3 million for March 31, 2010, and $282.1 million for June 30, 2009.

Capital Management

By taking provisions for credit losses on its problem loans, Sterling reduced total shareholders’ equity, which stood at $193.1 million on June 30, 2010, compared with $245.5 million on March 31, 2010, and $1.10 billion on June 30, 2009. Sterling’s ratio of tangible shareholders’ equity to tangible assets was 1.79 percent at the end of the second quarter of 2010, compared with 2.13 percent at the end of the first quarter of 2010 and 6.95 percent at the end of the second quarter of 2009.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Income Taxes

Sterling uses an estimate of future earnings and an evaluation of its loss carryback ability and tax planning strategies to determine whether it is more likely than not that it will realize the benefit of its net deferred tax asset. Sterling has determined that it does not meet the required threshold, and therefore as of June 30, 2010 has established a $325 million allowance against its deferred tax asset. Sterling’s deferred tax asset includes approximately $222 million of net operating loss carryforwards as of June 30, 2010.

Other Developments

In the second quarter, Sterling received approval from its regulators to consolidate Golf Savings Bank into Sterling Savings Bank, with an anticipated effective date of Aug. 2, 2010. The merger will provide for increased efficiencies and allow for a broader range of products and services to be made available to Golf and Sterling customers.

Second-Quarter 2010 Earnings Conference Call

Sterling plans to host a conference call July 28, 2010 at 8:00 a.m. PDT to discuss the company’s financial results. An audio webcast of the conference call can be accessed at Sterling’s website. To access this audio presentation call, click on the audio webcast icon. Additionally, the conference call may be accessed by telephone. To participate in the conference call, domestic callers should dial (415) 228-4967 approximately five minutes before the scheduled start time. You will be asked by the operator to identify yourself and provide the password “STERLING” to enter the call. A webcast replay of the conference call will be available on Sterling’s website approximately one hour following the completion of the call. The webcast replay will be offered through August 28, 2010.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sterling Financial Corporation

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts, unaudited)	June 30, 2010	Mar 31, 2010	June 30, 2009
ASSETS:
Cash and due from banks	$823,315	$1,069,718	$125,246
Investments and mortgage-backed securities (“MBS”) available for sale	1,940,710	1,969,609	2,548,249
Investments held to maturity	15,180	16,788	167,972
Loans receivable, net	6,140,913	6,745,370	8,441,402
Loans held for sale (at fair value: $191,338, $152,065 and $226,067)	192,411	153,342	229,996
Other real estate owned, net (“OREO”)	135,233	103,973	65,181
Office properties and equipment, net	85,841	89,281	92,178
Bank owned life insurance (“BOLI”)	165,805	164,235	161,056
Goodwill, net	0	0	227,558
Other intangible assets, net	19,378	20,603	24,276
Prepaid expenses and other assets, net	218,995	221,648	316,661

Total assets	$9,737,781	$10,554,567	$12,399,775

LIABILITIES:
Deposits	$7,240,769	$7,625,139	$8,303,741
Advances from Federal Home Loan Bank	875,134	1,267,026	1,501,438
Repurchase agreements and fed funds	1,023,027	1,025,385	1,096,130
Other borrowings	248,283	248,282	248,278
Accrued expenses and other liabilities	157,449	143,274	153,729

Total liabilities	9,544,662	10,309,106	11,303,316

SHAREHOLDERS’ EQUITY:
Preferred stock	295,203	294,665	293,084
Common stock	52,191	52,176	52,397
Additional paid-in capital	911,409	910,997	909,850
Accumulated comprehensive loss:
Unrealized gain (loss) on investments and MBS (1)	31,362	26,425	(5,619)
Accumulated deficit	(1,097,046)	(1,038,802)	(153,253)

Total shareholders’ equity	193,119	245,461	1,096,459

Total liabilities and shareholders’ equity	$9,737,781	$10,554,567	$12,399,775

Book value per common share	$(1.96)	$(0.94)	$15.33
Tangible book value per common share (2)	$(2.33)	$(1.34)	$10.53
Common shares outstanding at end of period	52,190,859	52,176,282	52,397,188
Shareholders’ equity to total assets	1.98%	2.33%	8.84%
Tangible shareholders’ equity to tangible assets (3)	1.79%	2.13%	6.95%
Tangible common shareholders’ equity to tangible assets (4)	-1.25%	-0.66%	4.54%

(1)	Net of deferred income taxes.
(2)	Common equity less goodwill and other intangible assets divided by common shares outstanding.
(3)	Shareholders’ equity less goodwill and other intangible assets divided by assets less goodwill and other intangible assets.
(4)	Excludes preferred equity from tangible shareholders’ equity to tangible assets ratio.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sterling Financial Corporation

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share amounts, unaudited)	Three Months Ended			Six Months Ended
	June 30, 2010	Mar 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
INTEREST INCOME:
Loans	$93,885	$96,976	$123,948	$190,861	$250,871
Mortgage-backed securities	18,616	19,826	27,578	38,442	57,458
Investments and cash	2,708	2,690	2,993	5,398	6,321

Total interest income	115,209	119,492	154,519	234,701	314,650

INTEREST EXPENSE:
Deposits	25,063	27,451	44,608	52,514	92,922
Borrowings	17,051	17,151	22,292	34,202	45,761

Total interest expense	42,114	44,602	66,900	86,716	138,683

Net interest income	73,095	74,890	87,619	147,985	175,967
Provision for credit losses	(70,781)	(88,556)	(79,744)	(159,337)	(145,609)

Net interest income after provision	2,314	(13,666)	7,875	(11,352)	30,358

NONINTEREST INCOME:
Fees and service charges	14,233	13,035	14,878	27,268	28,718
Mortgage banking operations	11,713	11,232	13,732	22,945	27,040
Loan servicing fees	(408)	1,146	1,022	738	555
BOLI	1,560	2,295	2,000	3,855	3,406
Gains on sales of securities	15,349	1,911	992	17,260	11,557
Other	(1,219)	(4,322)	(932)	(5,541)	(2,958)

Total noninterest income	41,228	25,297	31,692	66,525	68,318

NONINTEREST EXPENSES:
Employee compensation and benefits	41,350	40,448	42,927	81,798	83,115
Occupancy and equipment	9,281	9,476	10,111	18,757	20,104
OREO	17,206	10,923	20,185	28,129	26,289
Amortization of core deposit intangibles	1,224	1,225	1,224	2,449	2,449
Other	28,254	33,905	30,702	62,159	53,180

Total noninterest expenses	97,315	95,977	105,149	193,292	185,137

Loss before income taxes	(53,773)	(84,346)	(65,582)	(138,119)	(86,461)
Income tax benefit (provision)	0	0	36,049	0	36,485

Net loss	(53,773)	(84,346)	(29,533)	(138,119)	(49,976)
Preferred stock dividend	(4,469)	(4,412)	(4,347)	(8,881)	(8,694)

Net loss applicable to common shareholders	$(58,242)	$(88,758)	$(33,880)	$(147,000)	$(58,670)

Earnings per common share - basic	$(1.12)	$(1.71)	$(0.65)	$(2.83)	$(1.13)
Earnings per common share - diluted	$(1.12)	$(1.71)	$(0.65)	$(2.83)	$(1.13)

Average common shares outstanding - basic	52,009,290	51,980,024	51,922,407	51,994,737	51,909,350
Average common shares outstanding - diluted	52,009,290	51,980,024	51,922,407	51,994,737	51,909,350

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sterling Financial Corporation

OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	Three Months Ended			Six Months Ended
	June 30, 2010	Mar 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
LOAN ORIGINATIONS:
Residential real estate	$622,144	$431,057	$946,468	$1,053,201	$1,657,032
Multifamily real estate	977	750	29,861	1,727	66,635
Commercial real estate	5,237	32,090	63,500	37,327	82,668
Construction:
Residential	5,671	3,591	11,403	9,262	18,647
Multifamily	0	0	0	0	0
Commercial	0	500	5,948	500	16,983

Total construction	5,671	4,091	17,351	9,762	35,630
Consumer - direct	16,425	20,564	63,133	36,989	111,680
Consumer - indirect	4,400	7,723	35,852	12,123	66,605
Commercial banking	25,352	45,928	86,816	71,280	193,253

Total loan origination volume	$680,206	$542,203	$1,242,981	$1,222,409	$2,213,503

PERFORMANCE RATIOS:
Return on assets	-2.11%	-3.20%	-0.92%	-2.67%	-0.79%
Return on common equity	N/A	N/A	-16.6%	N/A	-14.2%
Return on common tangible equity (1)	N/A	N/A	-24.0%	N/A	-20.4%
Operating efficiency	85.1%	95.8%	88.1%	90.1%	75.8%
Non interest expense to assets	3.82%	3.64%	3.28%	3.73%	2.91%
Average assets	$10,216,996	$10,693,901	$12,859,872	$10,441,289	$12,814,123
Average common equity	$(80,090)	$(916)	$819,642	$(40,722)	$832,956
Average common tangible equity (1)	$(100,248)	$(22,301)	$567,400	$(61,493)	$579,926

REGULATORY CAPITAL RATIOS:
Sterling Financial Corporation:
Tier 1 leverage (to average assets)	2.0%	2.6%	8.7%	2.0%	8.7%
Tier 1 (to risk-weighted assets)	3.0%	3.7%	11.7%	3.0%	11.7%
Total (to risk-weighted assets)	5.8%	6.9%	13.0%	5.8%	13.0%
Sterling Savings Bank:
Tier 1 leverage (to average assets)	3.4%	3.8%	8.1%	3.4%	8.1%
Tier 1 (to risk-weighted assets)	5.1%	5.3%	10.8%	5.1%	10.8%
Total (to risk-weighted assets)	6.5%	6.7%	12.1%	6.5%	12.1%

OTHER:
Sales of financial products	$42,504	$34,698	$40,675	$77,202	$69,574
FTE employees at end of period (whole numbers)	2,507	2,555	2,594	2,507	2,594

(1)	Average common tangible equity is average common equity less average net goodwill and other intangible assets.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sterling Financial Corporation

OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	June 30, 2010	Mar 31, 2010	June 30, 2009
INVESTMENT PORTFOLIO DETAIL:
Available for sale
MBS	$1,741,395	$1,760,978	$2,433,075
Municipal bonds	178,220	186,478	53,867
Short term commercial paper	0	0	45,484
Other	21,095	22,153	15,823

Total	$1,940,710	$1,969,609	$2,548,249

Held to maturity
Municipal bonds	$0	$0	$148,978
Tax credits	15,180	16,788	18,994

Total	$15,180	$16,788	$167,972

LOAN PORTFOLIO DETAIL:
Residential real estate	$778,196	$812,517	$885,999
Multifamily real estate	460,393	496,368	514,475
Commercial real estate	1,367,122	1,380,955	1,413,895
Construction:
Residential	380,677	540,430	1,185,313
Multifamily	158,704	223,056	272,869
Commercial	419,444	519,099	703,209

Total construction	958,825	1,282,585	2,161,391
Consumer - direct	745,815	769,809	827,040
Consumer - indirect	81,308	88,677	372,654
Commercial banking	2,018,871	2,215,241	2,498,951

Gross loans receivable	6,410,530	7,046,152	8,674,405
Deferred loan fees, net	(4,767)	(5,984)	(9,294)
Allowance for losses on loans	(264,850)	(294,798)	(223,709)

Net loans receivable	$6,140,913	$6,745,370	$8,441,402

DEPOSITS DETAIL:
Interest-bearing transaction accounts	$770,367	$949,515	$922,705
Noninterest-bearing transaction accounts	980,039	997,701	967,780
Savings and money market demand accounts	1,627,336	1,634,982	1,708,212
Time deposits - brokered	460,731	722,957	1,522,105
Time deposits - retail	3,402,296	3,319,984	3,182,939

Total deposits	$7,240,769	$7,625,139	$8,303,741

Number of transaction accounts (whole numbers):
Interest-bearing transaction accounts	52,849	52,898	44,406
Noninterest-bearing transaction accounts	158,929	157,509	159,943

Total transaction accounts	211,778	210,407	204,349

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sterling Financial Corporation

OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	June 30, 2010	Mar 31, 2010	June 30, 2009
ALLOWANCE FOR CREDIT LOSSES:
Allowance - loans, beginning of quarter	$294,798	$343,443	$208,985
Provision	71,901	87,890	79,744
Charge-offs:
Residential real estate	(11,338)	(4,721)	(6,894)
Multifamily real estate	(1,566)	(10,380)	(385)
Commercial real estate	(14,587)	(15,005)	(8,234)
Construction:
Residential	(35,236)	(69,731)	(42,269)
Multifamily	(12,617)	(10,688)	(4,234)
Commercial	(25,262)	(24,089)	(9,849)

Total construction	(73,115)	(104,508)	(56,352)

Consumer - direct	(3,828)	(2,665)	(3,050)
Consumer - indirect	(730)	(1,056)	(1,280)
Commercial banking	(3,677)	(5,524)	(1,972)

Total charge-offs	(108,841)	(143,859)	(78,167)

Recoveries:
Residential real estate	484	120	0
Multifamily real estate	0	0	0
Commercial real estate	401	165	6
Construction:
Residential	4,820	3,091	2,127
Multifamily	569	0	0
Commercial	0	3,200	0

Total construction	5,389	6,291	2,127

Consumer - direct	165	115	73
Consumer - indirect	288	388	371
Commercial banking	265	245	610

Total recoveries	6,992	7,324	3,187

Net charge-offs	(101,849)	(136,535)	(74,980)
Transfers	0	0	9,960

Allowance - loans, end of quarter	264,850	294,798	223,709

Allowance - unfunded commitments, beginning of quarter	12,323	11,967	21,334
Provision	(1,120)	666	0
Charge-offs	(252)	(310)	0
Transfers	0	0	(9,960)

Allowance - unfunded commitments, end of quarter	10,951	12,323	11,374

Total credit allowance	$275,801	$307,121	$235,083

Net charge-offs to average net loans (annualized)	5.47%	6.93%	3.26%
Net charge-offs to average net loans (ytd)	3.09%	1.71%	1.52%
Loan loss allowance to total loans	4.13%	4.19%	2.58%
Total credit allowance to total loans	4.31%	4.36%	2.71%
Loan loss allowance to nonperforming loans	30.0%	30.7%	32.1%
Loan loss allowance to nonperforming loans excluding nonaccrual loans carried at fair value	154.3%	169.0%	87.0%
Total allowance to nonperforming loans	31.2%	32.0%	33.7%

NONPERFORMING ASSETS:
Past 90 days due	$0	$0	$0
Nonaccrual loans	760,136	821,981	592,450
Restructured loans	123,999	136,785	105,283

Total nonperforming loans	884,135	958,766	697,733
OREO	149,302	116,011	89,721

Total nonperforming assets (NPA)	1,033,437	1,074,777	787,454
Specific reserve on nonperforming assets	(32,128)	(31,063)	(24,554)

Net nonperforming assets	$1,001,309	$1,043,714	$762,900

Nonperforming loans to loans	13.80%	13.62%	8.05%
NPA to total assets	10.61%	10.18%	6.35%
Loan delinquency ratio (60 days and over)	9.29%	9.66%	6.45%
Classified loans	$1,251,361	$1,512,219	$1,125,550
Classified assets	1,400,663	1,628,230	1,215,271
Classified assets/total assets	14.38%	15.43%	9.80%

Nonperforming assets by collateral type:
Residential real estate	$117,543	$84,721	$61,761
Multifamily real estate	27,447	54,767	10,898
Commercial real estate	87,726	94,417	26,947
Construction:
Residential	325,339	399,864	467,250
Multifamily	97,287	90,092	27,373
Commercial	217,650	194,185	100,347

Total Construction	640,276	684,141	594,970
Consumer - direct	9,535	8,046	6,107
Consumer - indirect	505	806	654
Commercial banking	150,405	147,879	86,117

Total nonperforming assets	$1,033,437	$1,074,777	$787,454

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

Sterling Financial Corporation

AVERAGE BALANCE AND RATE

(in thousands, unaudited)	Three Months Ended
	June 30, 2010			March 31, 2010			June 30, 2009
	Average Balance	Amount	Average Rate	Average Balance	Amount	Average Rate	Average Balance	Amount	Average Rate
ASSETS:
Loans:
Mortgage	$4,422,646	$49,048	4.45%	$4,705,616	$49,877	4.30%	$5,464,596	$70,951	5.21%
Commercial and consumer	3,042,025	44,981	5.93%	3,284,010	47,241	5.83%	3,766,628	53,124	5.66%

Total loans	7,464,671	94,029	5.05%	7,989,626	97,118	4.93%	9,231,224	124,075	5.39%
MBS	1,699,662	18,616	4.39%	1,790,642	19,826	4.49%	2,363,603	27,578	4.68%
Investments and cash	1,196,083	3,815	1.28%	1,030,880	3,883	1.53%	814,425	3,981	1.96%

Total interest-earning assets	10,360,416	116,460	4.51%	10,811,148	120,827	4.53%	12,409,252	155,634	5.03%

Noninterest-earning assets	(143,420)			(117,247)			450,620

Total average assets	$10,216,996			$10,693,901			$12,859,872

LIABILITIES and EQUITY:
Deposits:
Transaction	$1,826,959	496	0.11%	$2,031,458	863	0.17%	$1,991,833	887	0.18%
Savings	1,627,954	2,934	0.72%	1,557,359	2,949	0.77%	1,734,687	3,754	0.87%
Time deposits	3,910,900	21,633	2.22%	4,071,080	23,639	2.35%	4,857,696	39,967	3.30%

Total deposits	7,365,813	25,063	1.36%	7,659,897	27,451	1.45%	8,584,216	44,608	2.08%
Borrowings	2,515,958	17,051	2.72%	2,563,611	17,151	2.71%	3,042,457	22,292	2.94%

Total interest-bearing liabilities	9,881,771	42,114	1.71%	10,223,508	44,602	1.77%	11,626,673	66,900	2.31%

Noninterest-bearing liabilities	120,464			176,989			120,839

Total average liabilities	10,002,235			10,400,497			11,747,512
Total average equity	214,761			293,404			1,112,360

Total average liabilities and equity	$10,216,996			$10,693,901			$12,859,872

Tax equivalent net interest income and spread		$74,346	2.80%		$76,225	2.76%		$88,734	2.72%

Tax equivalent net interest margin			2.88%			2.86%			2.87%

Sterling Financial Corporation

EXHIBIT A- RECONCILIATION SCHEDULE (1)

(in thousands, unaudited)	Three Months Ended			Six Months Ended
	June 30 2010	Mar 31, 2010	June 30 2009	June 30 2010	June 30 2009
Loss before income taxes	$(53,773)	$(84,346)	$(65,582)	$(138,119)	$(86,461)
Provision for credit losses	70,781	88,556	79,744	159,337	145,609
OREO	17,206	10,923	20,185	28,129	26,289
Interest reversal on nonperforming loans	20,711	23,721	12,581	44,432	22,452
FDIC special assessment	0	0	5,605	0	5,605

Total (1)	$54,925	$38,854	$52,533	$93,779	$113,494

(1)	Management believes that this presentation of non-GAAP results provides useful information to investors regarding the effects of the credit cycle on the Company’s reported results of operations.

Sterling Financial Corp. Announces Second-Quarter 2010 Operating Results

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2010, Sterling Financial Corporation had assets of $9.74 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

Sterling Savings Bank ranked “Highest Customer Satisfaction with Retail Banking in the Northwest Region” in the J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. Sterling Savings Bank received the highest numerical score among retail banks in the Northwest region in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. Study based on 47,673 total responses measuring 6 providers in the Northwest Region (OR, WA) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations, strategy and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results and capital position, including Sterling’s ability to raise new capital and complete its recapitalization and recovery plans, and Sterling’s ability to reduce future loan losses, improve its deposit mix, execute its asset resolution initiatives, execute its lending initiatives, contain costs, realize operating efficiencies and provide increased customer support and service. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions discussed herein, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity, avoid receivership for its banking subsidiaries and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions and agreements. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

Investor Contacts:	Media Contact:
Daniel G. Byrne	Cara Coon
Sterling Financial Corporation	Sterling Financial Corporation
EVP/Chief Financial Officer	VP/Communications and Public Affairs Director
(509) 458-3711	(509) 626-5348

David Brukardt

Sterling Financial Corporation

EVP/Investor & Corporate Relations

(509) 863-5423